Exhibit 23

                      Consent of Independent Auditors

We have issued our report dated July 31, 1998, accompanying the Consolidated Financial Statements incorporated by reference in the Annual Report of Southern Missouri Bancorp, Inc. on Form 10 - KSB for the year ending June 30, 1998.
We hereby consent to the incorporation of reference of said reports in the Registration Statement of Southern Missouri Bancorp, Inc on Form S - 8
(File No. 333-2320, effective March 13, 1996.)


Kraft, Miles & Tatum, LLC
Poplar Bluff, Missouri
September 28, 1998